Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the common stock, par value $0.01 per share, of US Airways Group, Inc. and further agree to the filing of this Agreement as an exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date: October 7, 2005

                                EASTSHORE AVIATION, LLC

                                BY  /s/ Geoffrey T. Crowley
                       Geoffrey T. Crowley, President and
                             Chief  Executive Officer

  /s/ Geoffrey T. Crowley
                                Geoffrey T. Crowley

  /s/ William P. Jordan
     William P. Jordan

  /s/ Patrick J. Thompson
                                Patrick J. Thompson

                                /s/ Richard A. Bartlett
  Richard A. Bartlett

     /s/ Jerry M. Seslowe
     Jerry M. Seslowe

     /s/ John C. Shaw
     John C. Shaw